QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.01

May 9, 2002

Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Versant Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about May 9, 2002 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,100,000 shares of the Company's Common Stock (the "Stock"), subject to issuance by the Company upon the exercise of (a) stock options granted or to be granted under the Company's 1996 Equity Incentive Plan, as amended (the "Incentive Plan"), (b) stock options granted or to be granted under the Company's 1996 Directors Stock Option Plan (the "Directors Plan"), or (c) purchase rights granted or to be granted under the Company's 1996 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The plans referred to in clauses (a) through (c) above are collectively referred to in this letter as the "Plans"). In rendering this opinion, we have examined the following.

  (1)
  the Company's Amended and Restated Articles of Incorporation, filed with the California Secretary of State on July 24, 1996; Certificate of Amendment of the Amended and Restated Articles of Incorporation, filed with the California Secretary of State on July 14, 1998; and Certificate of Determination, filed with the California Secretary of State on July 13, 1999.

  (2)
  the Company's Amended and Restated Bylaws, certified by the Company's Secretary on June 22, 2001.

  (3)
  the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

  (4)
  the Prospectuses prepared in connection with the Registration Statement.

  (5)
  the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in the Company's minute books that are in our possession.

  (6)
  the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and dated May 9, 2002 verifying the number of such issued and outstanding securities).

  (7)
  a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate").

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been or will be when issued, properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of California.

        Based upon the foregoing, it is our opinion that the 1,100,000 shares of Stock that may be issued and sold by the Company upon the exercise of (a) stock options granted or to be granted under the Incentive Plan, (b) stock options granted or to be granted under the Directors Plan, and (c) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurence would affect or modify the opinions expressed herein.

Very truly yours,
FENWICK & WEST LLP

By:	/s/ BARRY J. KRAMER Barry J. Kramer, a Partner

QuickLinks

  EXHIBIT 5.01